UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2009
Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50990 (Commission File Number)	13-3894120 (I.R.S. Employer Identification No.)
120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)
(212) 655-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant
     As previously reported in the Current report of Form 8-K dated November 30, 2009 (the “Original Form 8-K”), the Audit Committee (the “Audit Committee”) of the Board of Directors of Tower Group, Inc. (the “Company”) approved the dismissal of the Company’s current independent registered public accounting firm, Johnson Lambert & Co LLP (“JLCO”). This Amendment No. 1 on Form 8-K/A amends and supplements the Original Form 8-K of the Company to update the disclosures for March 1, 2010, the actual dismissal date of JLCO.
     The report by JLCO on the consolidated financial statements of the Company as of December 31, 2009 and 2008 and for the fiscal years then ended did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2009 and 2008, and through March 1, 2010, there were no disagreements with JLCO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of JLCO, would have caused JLCO to make reference to the subject matter of the disagreement(s) in its reports on the financial statements for such years. During the fiscal years ended December 31, 2009 and 2008 and through March 1, 2010, there were no “reportable events” with respect to the Company as that term is defined in Item 304 (a)(1)(iv) or (a)(1)(v) of Regulation S-K.
     The Company has provided a copy of the foregoing disclosure to JLCO and has requested JLCO to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from JLCO, dated March 5, 2010, is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.
     The following exhibits are filed as part of this report.

Number	Description
16.1	Letter from Johnson Lambert & Co LLP to the Securities and Exchange Commission dated March 5, 2010.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc. Registrant
Date: March 5, 2010	/s/ Francis M. Colalucci
FRANCIS M. COLALUCCI
Senior Vice President & Chief Financial Officer